Exhibit 10.5
CONFIDENTIAL SEVERANCE AND RELEASE AGREEMENT

This Confidential Severance and Release Agreement (“Agreement”) is made by and between
(i) [Employee Name] (“Employee”) and (ii) Civitas Resources, Inc. (the “Company”). Employee and the Company are referred to each as a “Party” and collectively as the “Parties.”

RECITALS
WHEREAS, Employee’s employment with the Company has ended effective [____________] (the “Separation Date”);

WHEREAS, the Parties wish to resolve fully and finally potential disputes regarding any and all claims or causes of action that Employee has or may have against the Company, including any claims or causes of action that Employee may have arising out of Employee’s employment with the Company or the end of such employment; and

WHEREAS, in order to accomplish this end, the Parties are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the Parties agree as follows:

TERMS

1.Effective Date. This Agreement shall become effective on the day Employee signs and delivers to the Company this Agreement (the “Effective Date”), subject to Section 6(h). Regardless of whether Employee signs this Agreement, to the extent Employee participated in the Company’s group health insurance, coverage will cease on the last day of the month in which the Separation Date occurs. Beginning at that time, if Employee participated in the Company’s group health insurance, Employee will be eligible to continue Employee’s group health insurance benefits for Employee and Employee’s eligible dependents, subject to the terms and conditions of the Company’s benefit plans, federal law, including the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and, as applicable, state insurance laws.
2.
3.Consideration.
a.Employee shall receive from the Company Employee’s Accrued Obligations (as defined in the Plan (as defined below)), which consist of (i) payment of all earned but unpaid base salary through the Separation Date prorated for any partial period of employment; (ii) payment, in accordance with the terms of the applicable benefit plan of the Company or its affiliates or to the extent required by law, of any benefits to which Employee has a vested entitlement as of the Separation Date; (iii) payment of any accrued unused vacation as of the Separation Date; and (iv) payment of any approved but not yet reimbursed business expenses incurred in accordance with applicable policies of the Company and its affiliates as of the Separation Date.
b.After the ADEA Release Effective Date (as defined below), and on the express condition that Employee has not revoked the ADEA Release and Employee satisfies the conditions of Sections 5(e) and 8 of the Plan, the Company will provide Employee with the payments, benefits, and other consideration set forth in Appendix A to this Agreement (“Appendix A”) in accordance with, and subject to the terms and conditions of, this Agreement (including, without limitation, Employee’s compliance with respect to Sections 7, 9, 10, 11, 12 and 13 of this Agreement), Appendix A, and the

Eighth Amended and Restated Executive Change in Control and Severance Plan, as in effect as of the Separation Date (the “Plan”), which is incorporated herein by reference.
c.Reporting of and withholding on any payment or benefit set forth in Appendix A for tax purposes shall be at the discretion of the Company in conformance with applicable tax laws. If a claim is made against the Company for any additional tax or withholding in connection with or arising out of any payment or benefit pursuant to Appendix A, Employee shall pay any such claim within thirty (30) days of being notified by the Company and agrees to indemnify the Company and hold it harmless against such claims, including, but not limited to, any taxes, attorneys’ fees, penalties, and/or interest, which are or become due from the Company.
4.General Release.
a.Employee, for Employee and for Employee’s affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company and each of its predecessors, successors, parents, subsidiaries, affiliates, and assigns and each of their respective officers, directors, principals, shareholders, board members, committee members, employees, agents, and attorneys (collectively, the “Released Parties”) from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).
b.The Released Claims include, but are not limited to, those which arise out of, relate to, or are based upon: (i) Employee’s employment with the Company or the termination thereof; (ii) statements, acts, or omissions by the Released Parties whether in their individual or representative capacities; (iii) express or implied agreements between the Parties and claims under any severance plan (except as provided herein); (iv) any stock or stock option grant, agreement, or plan; (v) all federal, state, and municipal statutes, ordinances, and regulations, including, but not limited to, claims of discrimination based on race, color, national origin, age, sex, sexual orientation, religion, disability, veteran status, whistleblower status, public policy, or any other characteristic of Employee under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act or any other federal, state, or municipal law prohibiting discrimination or termination for any reason; (vi) state and federal common law; (vii) the failure of this Agreement, or of any other employment, severance, profit sharing, bonus, equity incentive or other compensatory plan to which Employee and the Company are or were parties, to comply with, or to be operated in compliance with, Internal Revenue Code Section 409A, or any similar provision of state or local income tax law; and (viii) any claim which was or could have been raised by Employee.
5.Unknown Facts. This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected. Employee hereby acknowledges that Employee may hereafter discover facts different from, or in addition to, those which Employee now knows or believes to be true with respect to this Agreement, and Employee agrees that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.
6.No Admission of Liability. The Parties agree that nothing contained herein, and no action taken by any Party hereto with regard to this Agreement, shall be construed as an admission by any Party of liability or of any fact that might give rise to liability for any purpose whatsoever.
7.Warranties. Employee warrants and represents as follows:
a.Employee has read this Agreement, and Employee agrees to the conditions and obligations set forth in it.
b.Employee voluntarily executes this Agreement (i) after having been advised to consult with legal counsel, (ii) after having had opportunity to consult with legal counsel, and (iii) without being pressured or influenced by any statement or representation or omission of any person acting on behalf of the Company including, without limitation, the officers, directors, board members, committee members, employees, agents, and attorneys for the Company.
c.Employee has no knowledge of the existence of any lawsuit, charge, or proceeding against the Company or any of its officers, directors, board members, committee members, employees, successors, affiliates, or agents arising out of or otherwise connected with any of the matters herein released. In the event that any such lawsuit, charge, or proceeding has been filed, Employee immediately will take all actions necessary to withdraw or terminate that lawsuit, charge, or proceeding, unless the requirement for such withdrawal or termination is prohibited by applicable law.
d.Employee understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Notwithstanding the foregoing, Employee waives any right to any monetary recovery or other relief should any party, including, without limitation, any federal, state or local governmental entity or administrative agency, pursue any claims on Employee’s behalf arising out of, relating to, or in any way connected with the Released Claims, provided, however, this Agreement does not limit Employee’s right to receive a reward for information provided to any Government Agencies.
e.Employee has not previously disclosed any information, the disclosure of which would be a violation of the confidentiality provisions set forth below if such disclosure were to be made after the execution of this Agreement.
f.Employee has full and complete legal capacity to enter into this Agreement.
g.Employee has had at least twenty-one (21) days in which to consider the terms of this Agreement. In the event that Employee executes this Agreement in less time, it is with the full understanding that Employee had the full twenty-one (21) days if Employee so desired and that Employee was not pressured by the Company or any of its representatives or agents to take less time to consider the Agreement. In such event, Employee expressly intends such execution to be a waiver of any right Employee had to review the Agreement for a full twenty-one (21) days.

h.Employee has been informed and understands that (i) to the extent that this Agreement waives or releases any claims Employee might have under the ADEA (the “ADEA Release”), Employee may rescind Employee’s waiver and release within seven (7) calendar days of Employee’s execution of this Agreement and (ii) any such rescission must be in writing and hand delivered to [________], [________], at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, CO 80202, within the seven-day period. Provided that Employee does not revoke Employee’s execution of this Agreement for purposes of the ADEA Release within such seven (7) day revocation period, the ADEA Release will become effective on the eighth (8th) calendar day after the date on which Employee signs this Agreement (the “ADEA Release Effective Date”).
i.Employee admits, acknowledges, and agrees that (i) Employee is not otherwise entitled to payments, benefits, and other consideration set forth in Appendix A and (ii) these payments, benefits, and other consideration are good and sufficient consideration for this Agreement.
j.Employee admits, acknowledges, and agrees that Employee has been fully and finally paid or provided all wages, compensation, vacation, bonuses, stocks, stock options, or other benefits from the Company which are or could be due to Employee under the terms of Employee’s employment with the Company, or otherwise.
8.Confidential Information.
a.Except as herein provided, including Section 6(d), all discussions regarding this Agreement, including, but not limited to, the amount of consideration, offers, counteroffers, or other terms or conditions of the negotiations or the agreement reached shall be kept confidential by Employee from all persons and entities other than the Parties to this Agreement. Employee may disclose the amount received in consideration of the Agreement only if necessary (i) for the limited purpose of making disclosures required by law to agents of the local, state, or federal governments; (ii) for the purpose of enforcing any term of this Agreement; or (iii) in response to compulsory process, and only then after giving the Company ten (10) days advance notice of the compulsory process and affording the Company the opportunity to obtain any necessary or appropriate protective orders. Otherwise, in response to inquiries about Employee’s employment and this matter, Employee shall state, “My employment with the Company has ended” and nothing more.
b.Employee shall not use, nor disclose to any third party, any of the Company’s business, personnel, or financial information that Employee learned during Employee’s employment with the Company. Employee hereby expressly acknowledges that any breach of this Section 7 shall result in a claim for injunctive relief and/or damages against Employee by the Company, and possibly by others.
c.18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
9.Section 409A. This Agreement is intended to comply with Section 409A of the Code and Treasury Regulations promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed accordingly. It is the intention of the Parties that payments or benefits payable under this Agreement not be subject to the additional tax or interest imposed pursuant to Section 409A. Such payments or benefits are intended to be exempt from Section 409A by reason of the exemptions for separation pay arrangements found in Treasury Regulation Section 1.409A-1(b)(9) and/or for “short-term deferrals” found in Treasury Regulation Section 1.409A-1(b)(4) (or both) and the terms of this Agreement shall be applied and interpreted to the extent possible in a manner that is consistent with the requirements of such regulations. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall the Company or any of its affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. Employee shall, at the request of the Company, take any reasonable action (or refrain from taking any action), required to comply with any correction procedure promulgated pursuant to Section 409A. Each payment to be made under this Agreement shall be a separate payment, and a separately identifiable and determinable payment, to the fullest extent permitted under Section 409A.
10.Non-Disparagement. Except as herein provided, including Sections 6(d) and 7(c), Employee agrees not to make to any person any statement that disparages the Company or reflects negatively on the Company, including, but not limited to, statements regarding the Company’s financial condition, employment practices, or officers, directors, board members, committee members, employees, successors, affiliates, or agents. Notwithstanding anything to the contrary, nothing in this Agreement prohibits Employee from making truthful statements about the terms or conditions of Employee’s employment, or from exercising Employee’s rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations. Pursuant to C.R.S. section 24-34-407, disclosure of the underlying facts of any alleged discriminatory or unfair employment practice within the parameters specified in section 24-34-407(1)(b) (including disclosure (i) of the existence and terms of a settlement agreement, to Employee’s immediate family members, religious advisor, medical or mental health provider, mental or behavioral health therapeutic support group, legal counsel, financial advisor, or tax preparer, (ii) to any local, state, or federal government agency for any reason, including disclosing the existence and terms of a settlement agreement, without first notifying the Company, (iii) in response to legal process, such as a subpoena to testify at a deposition or in a court, including disclosing the existence and terms of a settlement agreement, without first notifying the Company, and (iv) for all other purposes as required by law) is not prohibited by anything in this Agreement, and such disclosure does not constitute disparagement. Pursuant to section 24-34-407(1)(d), if the Company disparages Employee to a third party, the Company may not seek to enforce the nondisparagement or nondisclosure provision of this Agreement or seek damages against Employee for violating these provisions, but all other remaining terms remain enforceable. Employee and the Company shall execute the addendum attached hereto as Appendix B attesting that they have complied with C.R.S. section 24-34-407(1).
11.Non-Solicitation; Non-Interference. For a period of [__] months from the Effective Date, Employee agrees that Employee shall not, except in the furtherance of Employee’s duties to the Company or any of its subsidiaries, directly or indirectly, individually or on behalf of any other Person (i) solicit, aid or induce any employee, representative or agent of the Company or any of its subsidiaries to leave such employment or retention or to accept employment with or render services to or with any other Person unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other Person in identifying, hiring or soliciting any such employee, representative or agent, or (ii) interfere, or aid or induce any other Person in interfering, with the relationship between the Company or any of its subsidiaries and any of their respective vendors, joint venturers or working interest partners. An employee, representative or agent shall be deemed covered by this Section 10 while so employed or retained and for a period of 12 months thereafter. Notwithstanding the foregoing, the placement of any advertisement or solicitation not directed at any employee, representative or agent of the Company or any of its subsidiaries shall not be deemed a breach or violation of this Section 10. For purposes of this Section 10 “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any Government Agency, and including any successor, by merger or otherwise, of any of the foregoing
12.Return of Property and Information. Employee represents and warrants that, prior to Employee’s execution of this Agreement, Employee will return to the Company any and all property, documents, data, and files, including any documents (in any recorded or stored media, such as papers, computer disks, drives, copies, photographs, and maps) that relate in any way to the Company or the Company’s business. Employee agrees that, to the extent that Employee possesses any files, data, or information relating in any way to the Company or the Company’s business on any personal computer or other device or account, Employee will first return to the Company and then delete those files, data, or information (and will retain no copies in any form). Employee will also return any tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets, vehicles, vehicle keys, and all other property in any form prior to the date Employee executes this Agreement.
13.Re-Affirmation of Restrictive Covenants. Employee acknowledges that Employee executed an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement under which Employee assumed certain obligations relating to the Company’s confidential and proprietary business information and trade secrets and containing certain covenants relating to competition, solicitation, disparagement and assignment of inventions (the “Restrictive Covenant Agreement”). Employee agrees that, except to the extent it conflicts with Section 6(d) or 7(c), the Restrictive Covenant Agreement shall by its terms survive the execution of this Agreement and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenant Agreement. Employee further warrants and represents that, except as provided by Section 6(d) or 7(c), Employee has never violated the Restrictive Covenant Agreement, and will not do so in the future.
14.Cooperation for Proceedings. Employee acknowledges that because of Employee’s position with the Company, Employee may possess information that may be relevant to or discoverable in connection with claims, litigation or judicial, arbitral or investigative proceedings initiated by a private party or by a regulator, governmental entity, or self-regulatory organization, that relates to or arises from matters with which Employee was involved during Employee’s employment with the Company, or that concern matters of which Employee has information or knowledge (collectively, a “Proceeding”). Employee agrees that Employee shall testify truthfully in connection with any such Proceeding. Except as provided in Section 6(d) or 7(c), Employee agrees that Employee shall cooperate with the Company in connection with every such Proceeding, and that Employee’s duty of cooperation shall include an obligation to meet with Company representatives and/or counsel concerning all such Proceedings for such purposes, and at such times and places, as the Company reasonably requests, and to appear for deposition and/or testimony upon the Company’s request and without a subpoena. The Company shall reimburse Employee for reasonable out-of-pocket expenses that Employee incurs in honoring Employee’s obligation of cooperation under this Section.
15.Resignation. Employee acknowledges and agrees that, as of the Separation Date, Employee will be deemed to have automatically resigned, to the extent applicable: (a) as an officer of the Company and each affiliate of the Company for which Employee served as an officer; (b) from the Board of Directors of the Company and the board of directors or board of managers (or similar governing body) of each affiliate of the Company for which Employee served as a director or manager; and (c) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which the Company or any other affiliate of the Company holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as the Company’s or such other affiliate’s member’s designee or other representative. Employee agrees to promptly execute such additional documentation as requested by the Company to effectuate the foregoing.
16.No Application. Employee agrees that Employee will not apply for any job or position as an employee, consultant, independent contractor, or otherwise, with the Company or its subsidiaries or affiliates. Employee warrants that no such applications are pending at the time this Agreement is executed.

17.Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law. Any claim by Employee against the Company shall not constitute a defense to enforcement by the Company.
18.Assignments. The Company may assign its rights under this Agreement. No other assignment is permitted except by written permission of the Parties.
19.Enforcement. The releases contained herein do not release any claims for enforcement of the terms, conditions, or warranties contained in this Agreement. The Parties shall be free to pursue any remedies available to them to enforce this Agreement.
20.Entire Agreement. This Agreement, the Plan and any confidentiality, assignment of inventions, non-disparagement, non-solicitation, non-competition, or other restrictive covenant agreement signed by Employee are the entire agreement between the Parties relating to the matters set forth herein. Except as provided herein, this Agreement supersedes any and all prior oral or written promises or agreements between the Parties. Employee acknowledges that Employee has not relied on any promise, representation, or statement other than those set forth in this Agreement. This Agreement cannot be modified except in writing signed by all Parties.
21.Interpretation. The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by and participation of all Parties. Accordingly, the Parties agree that rules relating to the interpretation of contracts against the drafter of any particular clause shall not apply in the case of this Agreement. The term “Section” shall refer to the enumerated sections of this Agreement, unless context suggests otherwise. The headings contained in this Agreement are for convenience of reference only and are not intended to limit the scope or affect the interpretation of any provision of this Agreement.
22.Choice of Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to its conflict of laws rules. Venue shall be exclusively in the Colorado state or federal courts located in Denver County, Colorado.
23.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
24.Waiver. The failure of any Party to give notice of any breach by the other Party, or insist upon strict performance of any of the terms or conditions, of this Agreement shall not constitute a waiver of any of such Party’s rights hereunder.
25.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as originals.
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27.IN WITNESS WHEREOF, the Parties have executed this Confidential Severance and Release Agreement on the dates written below.
EMPLOYEE
                        ___________________________
[Employee Name]                 Date

THE COMPANY
                        ____________________________
Civitas Resources, Inc,              Date
By:
Title:

Appendix A
The Company shall provide Employee with the benefits set forth below in accordance with, and subject to the terms of, the Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”), the Agreement to which this Appendix A is attached (the “Agreement”), and this Appendix A. Capitalized terms not otherwise defined in the Agreement or this Appendix A shall have the meanings set forth in the Severance Plan.

Employee will receive the following elements as consideration for Employee’s execution of the Agreement (collectively, the “Severance Benefits”):
1.Payment in cash of $[____________], which is equal to [__]% of Employee’s Base Salary as in effect on the Separation Date, which will be payable in ratable installments in accordance with the Company’s normal payroll process during the [__]-month period immediately following the Separation Date, with the first payment being made on the first payroll payment date occurring at least 60 days after the Separation Date and including all payments that would otherwise have been made during such 60-day period.

2.All equity awards granted to Employee under the Company’s and Extraction Oil & Gas, Inc.’s long-term incentive plans and the corresponding award agreements thereunder (the “Award Agreements”) that are outstanding and held by Employee as of the Separation Date will be governed by the applicable Award Agreement. For clarity, a summary of the treatment of Employee’s outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”) is set forth below; provided that the below table is only a summary and the applicable Award Agreement governs. Employee’s outstanding RSUs and PSUs that do not vest or remain outstanding and eligible to vest in accordance with the terms of the applicable Award Agreement shall be forfeited as of the Separation Date without consideration.

Grant Date	Type of Award	Number of RSUs or PSUs (at target) Outstanding as of Separation Date	Treatment of RSUs or PSUs (provided that this column is only a summary and the applicable Award Agreement governs)	Number of Shares of the Company's Common Stock Received upon Settlement (prior to taxes and withholdings)
[_____]	RSU	[_____]	Pro-rated number of RSUs vest, pro-rated based on number of days worked during the period from the most recent vesting date to the final vesting date.	[_____]
[_____]	PSU	[_____]	Pro-rated number of PSUs vest based on actual performance as of the end of the performance period, pro-rated based on the number of days worked during the performance period.	[_____]

3.If and to the extent permitted under applicable law and without additional cost or penalty to the Company or Employee, during the portion, if any, of the [__]-month period, commencing as of the date Employee is eligible to elect and timely elects to continue coverage for Employee and Employee’s eligible dependents under the Company’s group health plan pursuant to COBRA or similar state law, the Company shall reimburse Employee for the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of the Company pay for the same or similar coverage, with any such reimbursement payable for the 60 day period immediately following the Separation Date being payable on the first business day 60 days following the Separation Date and any other such reimbursement payable being paid on a monthly basis thereafter; provided that the Company may modify the continuation coverage contemplated by this provision to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable).
All Severance Benefits will be subject to applicable taxes and withholdings. The Severance Benefits shall not be payable if Employee revokes the ADEA Release.
For the sake of clarity, all payments and benefits set forth herein shall be subject to the terms of this Appendix A and the Severance Plan that are applicable in the case of a termination of a Tier [__] Executive’s employment by the Company without Cause other than during the one year period following a Change in Control and the payment of severance in accordance with Section 5 of the Severance Plan.

28.Appendix B
Addendum Required by C.R.S. § 24-34-407(1)(f):

The Parties hereby attest that they have complied with C.R.S. § 24-34-407(1):

EMPLOYEE
                        ___________________________
[Employee Name]                Date

THE COMPANY
                        ____________________________
Civitas Resources, Inc,              Date
By:
Title: